UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2022

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

ABL Credit Agreement

As previously reported, on February 11, 2022, Team, Inc. (the “Company”) entered into a credit agreement with the lender parties thereto, and Eclipse Business Capital, LLC (“Eclipse”), a Delaware limited liability company, as agent, (such agreement, as amended on May 6, 2022, and as further amended from time to time, the “ABL Credit Agreement”).

In connection with the Quest Integrity Transaction (as defined below), on November 1, 2022, the Company, the guarantors party thereto, the lender parties thereto and Eclipse, as agent, entered into Amendment No. 2 to the ABL Credit Agreement (“ABL Credit Agreement Amendment No. 2”) which, among other things, (i) modified the Maturity Reserve Trigger Date (as defined in the ABL Credit Agreement) such that the date on which a reserve must, subject to certain conditions, be put into place with respect to the outstanding principal amount of the 5.00% Convertible Senior Notes due 2023 (the “Notes”) is 45 days prior to the maturity date of the Notes rather than 75 days and (ii) made certain modifications to negative covenants and mandatory prepayment provisions.

The foregoing summary of ABL Credit Agreement Amendment No. 2 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of ABL Credit Agreement Amendment No. 2, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Atlantic Park Term Loan

As previously reported, on December 18, 2020, we entered into that certain Term Loan Credit Agreement (as amended on October 19, 2021, October 29, 2021, November 9, 2021, December 2, 2021, December 7, 2021, February 11, 2022, and May 6, 2022, and as further amended from time to time, the “Term Loan Credit Agreement”) with Atlantic Park Strategic Capital Fund, L.P. (“APSC”), as agent and the lenders party thereto, pursuant to which we borrowed a $250.0 million term loan.

In connection with the Quest Integrity Transaction, on November 1, 2022, the Company, the guarantors party thereto, the lenders party thereto and APSC, as agent for the lenders and secured parties, entered into Amendment No. 8 to the Term Loan Credit Agreement (“Term Loan Amendment No. 8”) which, among other things, (i) modified mandatory prepayment requirements to allow the Company to retain up to $26.0 million of proceeds in connection with the Quest Integrity Transaction, subject to certain limitations and (ii) made certain modifications to negative covenants and mandatory prepayment provisions.

The Company expects to use the net proceeds from the Quest Integrity Transaction to pay down debt and for general corporate purposes, thereby reducing the Company’s future debt service obligations and leverage and improving the Company’s liquidity and capital resources. Specifically, of the remaining net cash proceeds from the Quest Integrity Transaction after paying various fees, prepayment premia and taxes, the Company intends to use (i) $238.2 million dollars to pay down amounts owed by the Company under the Term Loan Credit Agreement, resulting in an outstanding principal amount thereunder of $35.6 million dollars and (ii) $26 million for liquidity and general corporate purposes.

The foregoing summary of Term Loan Amendment No. 8 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Term Loan Amendment No. 8, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Subordinated Term Loan

On November 1, 2022, the Company entered into Amendment No. 9 (the “Subordinated Term Loan Amendment No. 9”) to that certain Unsecured Term Loan Credit Agreement, dated as of November 9, 2021 (as amended on November 30, 2021, December 6, 2021, December 7, 2021, December 8, 2021, February 11, 2022, May 6, 2022, June 28, 2022, and October 4, 2022 and as further amended from time to time, the “Subordinated Term Loan Credit Agreement”) among the Company, as borrower, the lenders from time to time party thereto and Cantor Fitzgerald Securities, as agent. Subordinated Term Loan Amendment No. 9, among other things, (i) modified the mandatory prepayment requirements to allow the Company to retain up to $26.0 million of proceeds in connection with the Quest Integrity Transaction, subject to certain limitations and (ii) made certain modifications to negative covenants and mandatory prepayment provisions.

The foregoing summary of the Subordinated Term Loan Amendment No. 9 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Subordinated Term Loan Amendment No. 9, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Board Rights Agreement

On November 1, 2022, we entered into the Board Rights Agreement (the “Board Rights Agreement”) with APSC (the “Investor Representative”), pursuant to which the Investor Representative, acting on behalf of itself and its affiliates that beneficially own the Company’s common stock (the “Common Stock”), $0.30 par value (such affiliates, together with the Investor Representative, the “Investors”), may, subject to Common Stock ownership thresholds and other terms provided in the Board Rights Agreement, designate an individual to serve as a non-voting observer at all meetings of our Board of Directors (the “Board”) and nominate an individual designated by the Investor Representative to serve on the Board (the “Investor Director”). The right to nominate the Investor Director is subject to certain qualification requirements and the discretion of the Company’s Corporate Governance and Nominating Committee under limited circumstances. The Investor’s rights under the Board Rights Agreement are a continuation of existing rights under the Term Loan Credit Agreement and that certain commitment letter (the “Commitment Letter”), dated as of November 9, 2021, by and among the Company, Corre Partners Management, LLC and APSC in the event obligations under the Term Loan Credit Agreement cease to be outstanding. The Investors are not permitted to designate, in the aggregate, more than one non-voting board observer and more than one Investor Director under the Board Rights Agreement, the Term Loan Credit Agreement and the Commitment Letter, provided that the Board Rights Agreement does not otherwise limit or impair any rights under the Commitment Letter and the Term Loan Credit Agreement.

In the event of the resignation, death or removal (for cause or otherwise) of the Investor Director from our Board, the Investor Representative, acting on behalf of the Investors, will have the right, but not the obligation, to designate a successor Investor Director to our Board to fill the resulting vacancy on our Board (and any applicable committee thereof), subject to certain qualification requirements specified in the Board Rights Agreement.

The foregoing summary of the Board Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Board Rights Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported on August 14, 2022, the Company entered into that certain Equity Purchase Agreement (the “Sale Agreement”) by and among the Company and Baker Hughes Holdings LLC. (“Buyer”), pursuant to which Buyer agreed to acquire all of the issued and outstanding equity interests of a wholly-owned subsidiary of the Company, TQ Acquisition, Inc., a Texas corporation (“TQ Acquisition”) (the “Transaction”). TQ Acquisition and its subsidiaries constituted the Company’s Quest Integrity segment, which provides integrity and reliability management solutions for the process, pipeline and power sectors.

On November 1, 2022, the Company completed the sale of all of the issued and outstanding equity interests of our wholly-owned subsidiary, TQ Acquisition Inc., a Texas corporation (“TQ Acquisition”), to Baker Hughes Holdings LLC (“Baker Hughes”) for an aggregate purchase price of $279.0 million dollars, reflecting certain estimated post-closing adjustments (the “Quest Integrity Transaction”), pursuant to that certain Equity Purchase Agreement by and among us and Baker Hughes, dated as of August 14, 2022 (the “Sale Agreement”). TQ Acquisition and its subsidiaries constituted Quest Integrity, which provided integrity and reliability management solutions for the process, pipeline and power sectors. In connection with the Quest Integrity Transaction, the credit support in the form of guarantees and liens on assets, as applicable, of TQ Acquisition and its subsidiaries in respect of the Company’s existing debt arrangements were released. The Company expects to use the net proceeds from the Quest Integrity Transaction to pay down debt and for general corporate purposes, thereby reducing the Company’s future debt service obligations and leverage and improving the Company’s liquidity and capital resources. Specifically, of the remaining net cash proceeds from the Quest Integrity Transaction after paying various fees, prepayment premia and taxes, the Company intends to use (i) $238.2 million dollars to pay down amounts owed by the Company under the Term Loan Credit Agreement, resulting in an outstanding principal amount thereunder of $35.6 million dollars and (ii) $26 million for liquidity and general corporate purposes.

The foregoing summary of the Sale Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Sale Agreement and is qualified in its entirety by reference to the Sale Agreement, which was filed as Exhibit 10.5 to Team’s Current Report on Form 8-K filed with the SEC on August 15, 2022, and is incorporated herein by reference. It is not intended to provide any other financial or factual information about the Company or its subsidiaries or affiliates or about Buyer. The representations, warranties, covenants and agreements contained in the Sale Agreement, which were made only for purposes of that agreement and as of specific dates, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Sale Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and stockholders. Investors and stockholders should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the entities party to the agreement. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Sale Agreement.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 2, 2022, the Company was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Common Stock, over a prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.

As required by the NYSE, the Company intends to respond to the NYSE within ten business days with respect to its intent to cure the deficiency. The Company has a period of six months following the receipt of the notice to regain compliance with the minimum share price requirement, with the possibility of extension at the discretion of the NYSE. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Common Stock must have: (i) a closing price of at least $1.00 per share; and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month.

The notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE. The Common Stock will continue to trade on the NYSE under the symbol “TISI” and has an added designation of “.BC” to indicate the status of the Common Stock as “below compliance.” If the Company fails to regain compliance with Section 802.01C of the NYSE Listed Company Manual by the end of the cure period, the Common Stock will be subject to the NYSE’s suspension and delisting procedures.

If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; and negatively impact the Company’s ability to access equity markets and obtain financing. In addition, if the Common Stock were to be removed from listing on the NYSE (and the Common Stock were not to become listed on other specified stock exchanges), holders of our convertible senior notes would have a right to require us to repurchase their notes.

The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting obligations and does not result in a default under any of the Company’s material debt agreements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2022 and in connection with the Transaction, Robert Young—President, Asset Integrity & Digital Group and the Company have agreed that Mr. Young will resign from his position as President, Asset Integrity & Digital Group effective as of November 1, 2022, in order to accept employment with a subsidiary of TQ Acquisition.

In connection with the Transaction, Mr. Young’s departure, and pursuant to the terms of that certain letter agreement, dated as of June 10, 2022, by and between the Company and Mr. Young, the Company has agreed to (i) provide Mr. Young with incentive payments in an aggregate amount of $57,750, consisting of (a) performance based cash incentive payments, valued at $28,875, and (b) time-based cash retention bonus valued at $28,875, reflecting the payments Mr. Young earned for the period through September 30, 2022, and (ii) award a strategic project bonus (the “Strategic Project Bonus”) in an aggregate amount of $499,502 based on the completion of the Transaction. Mr. Young’s right receive the Strategic Project Bonus is subject to Mr. Young’s execution of an irrevocable general release agreement (the “Release”) and non-compete agreement for a term of one year, excluding work conducted on behalf of TQ Acquisition,

Buyer or any of its respective subsidiaries or affiliates for as long as Mr. Young is employed by TQ Acquisition or Buyer. Additionally, subject to Mr. Young’s execution of the Release, the Board of Directors of the Company has approved the accelerated vesting of 70% of Mr. Young’s outstanding and unvested restricted stock units award under the Team, Inc. 2018 Equity Incentive Plan (the “Team RSUs”), and the remainder of Mr. Young’s Team RSUs (and any other outstanding equity awards with respect to the Company’s common stock) will be forfeited.

Item 8.01	Other Events.

On November 1, 2022, the Company issued a press release announcing the Company had completed the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Additionally, on November 4, 2022, the Company issued a press release announcing it had received a written notice from the NYSE. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward Looking Statements

Certain forward-looking information contained in this Current Report on Form 8-K is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. May factors could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others, the Company’s ability to hire a new chief executive officer in the near future, if necessary; the duration and magnitude of accidents, extreme weather, natural disasters, and pandemics (such as COVID-19) and related economic effects, the Company’s liquidity and ability to obtain additional financing; the Company’s ability to execute on its cost management actions, the impact of new or changes to existing governmental laws and regulations and their application, including tariffs and COVID-19 vaccination requirements; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; the Company’s ability to repay, refinance or restructure its debt and the debt of certain of its subsidiaries; anticipated or expected purchases or sales of assets; and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statements regarding the Company’s financial prospects and the implementation of cost saving measures, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

In accordance with Item 9.01(b), the following unaudited pro forma condensed consolidated financial information giving effect to the Transaction is filed hereto as Exhibit 99.3:

•	Unaudited pro forma condensed consolidated balance sheet of the Company and its subsidiaries as of June 30, 2022, giving effect to the Transaction as if it had occurred on June 30, 2022;

•

Unaudited pro forma condensed consolidated statement of operations of the Company and its subsidiaries for the six months ended June 30, 2022, giving effect to the Transaction as if it had occurred on January 1, 2021; and

•

Unaudited pro forma condensed consolidated statement of operations of the Company and its subsidiaries for the fiscal year ended December 31, 2021, giving effect to the Transaction as if it had occurred on January 1, 2021.

(d)	Exhibits.

Exhibit number	Description

10.1*	Amendment No. 2 to Credit Agreement, dated as of November 1, 2022, among Team, Inc., as Borrower, the lenders from time to time party thereto, the guarantors party thereto and Eclipse Business Capital, LLC, as Agent.

10.2*	Amendment No. 8 to Term Loan Credit Agreement, dated November 1, 2022, among Team, Inc., as Borrower, the financial institutions party thereto, the guarantors party thereto and Atlantic Park Strategic Capital Fund, L.P., as Agent.

10.3*	Amendment No. 9 to Subordinated Term Loan Agreement, dated November 1, 2022, by and among Team, Inc., as Borrower, the lenders party thereto, the guarantors party thereto and Cantor Fitzgerald Securities, as Agent.

10.4	Board Rights Agreement, dated as of November 1, 2022, by and between Team, Inc. and Atlantic Park Strategic Capital Fund L.P.

10.5*	Equity Purchase Agreement, dated as of August 14, 2022 by and between Team, Inc. and Baker Hughes Holdings LLC. (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Team, Inc. on August 15, 2022, incorporated by reference herein).

99.1	Press Release, dated November 1, 2022.

99.2	Press Release, dated November 4, 2022.

99.3	Unaudited Pro forma condensed consolidated balance sheet of the Company as of June 30, 2022, giving effect to the Transaction as if it had occurred on June 30, 2022; unaudited pro forma condensed consolidated statement of operations of the Company for the six months ended June 30, 2022, giving effect to the Transaction as if it had occurred on January 1, 2021; and unaudited pro forma condensed consolidated statement of operations of the Company for the fiscal year ended December 31, 2021, giving effect to the Transaction as if it had occurred on January 1, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Certain schedules and similar attachments have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Nelson M. Haight
Nelson M. Haight
Chief Financial Officer (Principal Financial Officer)

Dated: November 7, 2022